Exhibit 99.1

PROFESSIONAL DIVERSITY NETWORK ANNOUNCES COMMITTED EQUITY LINE

Chicago, IL, June 30, 2023 (GLOBE NEWSWIRE) – Professional Diversity Network, Inc. (Nasdaq: IPDN) (“PDN”), today announced it has secured a committed equity financing facility under which it may sell up to $12,775,000 of its shares of common stock to Tumim Stone Capital LLC (“Tumim Stone”) over a 24-month period.

During the term of the purchase agreement, at its sole discretion and subject to certain conditions, PDN may present Tumim Stone with draw down notices requiring Tumim Stone to purchase a specified number of shares of its common stock, subject to certain limits. The price of shares sold in each draw will be a pre-negotiated discount to the volume-weighted-average price of PDN’s common stock over a multi-day pricing period. The actual amount of funds that can be raised under this facility will depend on the number of shares actually sold under the agreement and the market value of PDN’s stock during the pricing period of each sale. The purchase agreement also provides for an initial purchase of $2 million of common stock at the average of the last five closing prices reported on Nasdaq at the time of signing.

PDN may not issue more than 2,052,879 shares in connection with the facility, which is less than 20% of its outstanding shares of common stock on June 29, 2023, subject to certain exceptions. Any shares sold under this facility will be registered on Professional Diversity Network’s effective shelf registration statement on Form S-3 (File No. 333-260316) filed with the Securities and Exchange Commission. The registration statement also covers the sale of those shares from time to time by Tumim Stone to the public.

Maxim Group LLC has acted as placement agent and will receive a fee for its services at the time of any draw under the facility.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Professional Diversity Network, Inc.

Professional Diversity Network, Inc. (NASDAQ: IPDN) is a global developer and operator of online and in-person networks that provides access to networking, career fairs, training, educational and employment opportunities for diverse professionals. We operate subsidiaries in the United States including International Association of Women (IAW), which is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBTQ+ and disabled persons globally.

In addition, PDN, Inc. owns 72.62% of RemoteMore USA, an innovative, global entity that provides remote-hiring marketplace services for developers and companies. Companies are connected with reliable, cost-efficient, vetted developers, and empowers every developer to get a meaningful job regardless of their location.

Forward-Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Statements regarding the offering, including the expected closing date, constitute forward-looking statements. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recently filed Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. Our most recently filed Annual Report on Form 10-K, together with this press release and the financial information contained herein, are available on our website, www.prodivnet.com. Please click on “Investor Relations.”

Press Contact for IPDN:

For further information, please contact:

Professional Diversity Network, Inc.
Tel: (312) 614-0950
Email: investors@ipdnusa.com

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